Exhibit 99.01
                                  PRESS RELEASE

FOR RELEASE:      IMMEDIATE

CONTACTS:         Karen Chrosniak, Director of Investor Relations
                  Dean Marshall, Director of Finance, or
                  Jim Brown, Vice President, Finance
                  (877) 496-6704

          Adelphia Communications Announces $1.3 Billion Bank Facility

                        Coudersport, PA - January 3, 2001

Timothy Rigas, Chief Financial Officer of Adelphia Communications Corporation ("Adelphia") (NASDAQ:ADLAC), announced that the Company has closed a new $1.3 Billion subsidiary short term credit facility led by Bank of America and Citibank/Salomon Smith Barney. Approximately $360 million of the facility were used to permanently repay another subsidiary credit facility. The remaining proceeds of the loan will be available for general corporate purposes including the repayment of revolving debt which may be re-borrowed. In addition to lead arranging this credit facility, Bank of America Securities LLC and Salomon Smith Barney have been engaged by the Company to manage certain of the Company's previously announced disposition activities as well as to advise the Company on related capital funding matters.

Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth largest cable television company in the country.

The statements in this press release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions and divestitures, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance, the Company's ability to construct, expand and upgrade its cable systems, fiber optic networks and related facilities, reliance on vendors, technological developments and changes in the competitive environment in which the Company operates. Additional information regarding factors that may affect the business and financial results of Adelphia can be found in the Company's most recent Quarterly Report on Form 10-Q, as amended, filed with the Securities Exchange Commission and the Company's Form 10-K for the year ended December 31, 1999, as amended, as well as in the prospectus and most recent prospectus supplement filed under Registration Statement No. 333-78027, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.